                          CORPORATE MASTER AGREEMENT

        between
  Vignette Corporation                                TechWave, Inc.
      "Vignette"                                         "Client"
3410 Far West Boulevard               and     411 First Avenue South, Suite 200
      Suite 300                                      Seattle, WA 98104
   Austin, TX 78731

    This Corporate Master Agreement (this "Agreement"), effective February 10, 1999 (the "Effective Date"), sets forth the terms and conditions under which the parties agree that Client may, pursuant to one or more separately executed Schedules, obtain licenses to use (i) Vignette's proprietary, non-custom software (the "Software") listed on the relevant Schedule(s),
(ii) Vignette-furnished proprietary, custom software (the "Custom Programs") provided pursuant to consulting services listed on the relevant Schedule(s) and (iii) the user documentation (the "Documentation") that Vignette makes generally available in hard copy or electronic form to its general customer base in conjunction with licenses of copies the Software, (iv) to purchase the services listed on the relevant Schedules, and (v) to purchase the services listed on one or more separately executed Assignments of Work. In this Agreement, the term "Programs" shall mean the Software and/or the Custom Programs, along with the Documentation, as appropriate. This Agreement shall consist of this Agreement Form, the attached Exhibits, and all executed Schedules, as well as all other referenced attachments and any amendments.

    When signed by a duly authorized representative of Vignette, this Agreement Form, the attached Exhibits, and any applicable Schedule(s) shall constitute an offer to Client that, unless modified or withdrawn in writing by Vignette, shall remain in effect until the end of the calendar month during which Vignette signed the relevant documents. After that date, any and all terms of this offer (including prices) are subject to change by Vignette without notice. By signing below, each party agrees to the terms of this Agreement. Any executed copy of this Agreement made by reliable means (e.g., photocopy or facsimile) is considered an original.

Agreed to by:

Vignette Corporation                   TechWave, Inc.

By:                                    By: /s/ Othniel D. Palomino
   -------------------------------        -------------------------------
   (Signature)                            (Signature)

                                           Othniel Palomino
----------------------------------     ----------------------------------
(Name typed or printed)                (Name typed or printed)

                                           EVP
----------------------------------     ----------------------------------
(Title)                                (Title)

                                           2/12/99
----------------------------------     ----------------------------------
(Date)                                 (Date)

                                   EXHIBIT A
                         CORPORATE MASTER AGREEMENT
                        GENERAL TERMS AND CONDITIONS

1.  LICENSE GRANT AND OWNERSHIP.

    a. Provided that the Agreement form and each relevant Schedule have been fully executed by both Vignette and Client, Vignette grants to Client a nonexclusive and nontransferable license to install and use the number of copies of the object code version of the Software and the Documentation provided hereunder pursuant to the terms and conditions herein and in the executed Schedules. Unless otherwise designated on a Schedule, all licenses granted hereunder shall be perpetual.

    b. Unless otherwise specified on the relevant Schedule, each copy of the Software licensed hereunder may be installed on one single computer server. Client may use the Software for functions expressly licensed by Client solely for Client's own internal business purposes in the software operating environment (if any) as specified on the applicable Schedule. The Software may not be used to provide computer time sharing, third-party training, virtual or actual hosting, or as a service bureau for any third parties. Client shall not (and shall not permit any employee or other third party to) copy, use, analyze, reverse engineer, decompile, disassemble, translate, convert, or apply any procedure or process to the Software in order to ascertain, derive, and/or appropriate for any reason or purpose, the source code or source listings for the Software or any trade secret information or process contained in the Software. Other special license terms and restrictions specified on the relevant Schedules are incorporated by reference into this Section 1.

    c. Client shall retain all right, title and interest in and to Client's content, software, data and other materials supplied by Client to Vignette (the "Client Materials") pursuant to this Agreement. In addition, upon payment by Client of all sums due to Vignette hereunder for such Custom Programs, all Custom Programs (except to the extent provided below with respect to the Vignette Materials) prepared by Vignette pursuant to this Agreement shall be owned exclusively by Client and Vignette hereby assigns to Client all intellectual property rights in such Custom Programs including copyrights therein. Vignette shall retain ownership of all intellectual property rights in any materials, including without limitation, designs, methodologies and content which were created, owned, acquired, or licensed by Vignette or by Vignette's agents, consultants or employees prior to commencement of work under this Agreement, or which were or will be created, owned, acquired, or licensed by Vignette or Vignette's agents, consultants or employees outside the scope of the Services provided hereunder (the "Vignette Materials").

    d. To the extent that any Vignette Materials form a part of any Custom Programs, Vignette hereby grants to Client a perpetual, worldwide, nonexclusive and nontransferable license to use, reproduce, display, perform and prepare derivative works of the Custom Programs provided hereunder for Client's internal business purposes. Client further agrees that it shall not decompile or reverse engineer any Vignette Materials.

2.  FEES

    a. Client shall pay Vignette the license fees for the Software and Documentation specified on the applicable Schedule and the fees specified on each Assignment of Work within 30 days after receipt of Vignette's applicable invoice.

    b. Client shall pay the Maintenance fees specified on the applicable Schedule for the Initial Maintenance Period and any subsequent Annual Maintenance Period (as those terms are defined in Section 4) within 30 days after receipt of Vignette's invoice.

    c. Client shall pay any other fees and prices specified on a Schedule or Assignment of Work according to the terms specified. All prices and fees are in U.S. dollars unless otherwise specified.

    d. The amounts Client must pay hereunder do not include any amount for taxes. Client shall reimburse Vignette for all sales, use, VAT, excise, property or other taxes Vignette is required to collect or remit to applicable tax authorities. This provision does not apply to any taxes for which Client is exempt, provide Client has furnished Vignette with a valid tax exemption certificate, or to Vignette's income or franchise taxes.

3.  REPRODUCTION OF THE SOFTWARE

    Vignette shall provide Client with a single copy (the "Master Copy") of the Software licensed hereunder. Subject to the other terms and conditions herein, Client may use the Master Copy to install the number of copies specified on the relevant Schedule on Client's computer systems. In addition, Client may (i) make one copy of the Master Copy for archival purposes, (ii) install one copy of the Software at a backup location for its use only as and when necessary for business resumption purposes in the event of Client's primary computing facility becomes inoperable, (iii) install an additional copy as necessary to accommodate a move of the installed Software from one server to another (provided that the original installation is removed after the new server is operational), and (iv) copy the installed copies of the Software onto system backup media only to the extent necessary to accommodate Client's normal system backup routines. Otherwise, Client may not copy or modify the Software or Documentation, in whole or in part. Client shall assume all responsibility for the quality of the copies made hereunder. Client shall include Vignette's copyright notice(s), proprietary rights legend(s), and other indicia of ownership on all copies, in the content and format as those that were contained on the Master Copy. Client shall pay all duplication and distribution costs incurred by Client in making copies of the Software and Documentation, and shall also pay all applicable use taxes, customs duties and similar fees.

4.  MAINTENANCE AND OTHER SERVICES

    a. Provided Client elects to obtain maintenance service ("Maintenance") for the Software and pays the Maintenance fees specified on the applicable Schedule, Vignette shall provide Client with the following Maintenance services for the period commencing on the date Vignette delivers the relevant Software program to Client and terminating one anniversary year thereafter (the "Initial Maintenance Period"):

         i. Updates to the Software (An Update shall mean a subsequent release of the Program(s) that Vignette generally makes available for Program licenses at no additional license fee other than standard Maintenance fees, provided that such licensees have subscribed to Maintenance service for the relevant time period. An Update shall not include any release, option or future product that Vignette licenses separately under a separate product name, except for future releases of a software product under a separate product name licensed hereunder for which Client has purchased Maintenance, and which contains substantially all of the same functionality of the Program for which Client purchased Maintenance.); and

         ii. Web-base support, consisting of information on the most current release of the Software through Vignette's web site, including all available solutions and corrections for reported problems that are replicated and diagnosed by Vignette as defects in the Software; and

         iii. Provided Client elects to obtain Vignette's telephone support service ("Phone Support") and pays the Phone Support fees specified on the applicable Schedule, Vignette shall provide Client with Phone Support in the form of advice and counsel via the telephone regarding Client's use of the Software for the number of persons specified on the applicable Schedule. Unless otherwise specified on the relevant Schedule, Phone Support shall be provided from 8:00 AM to 6:00 PM (Central Time), exclusive of those holidays observed by Vignette.

    b. Client agrees to provide Vignette with all information and materials requested by Vignette for use in replicating, diagnosing and correcting an error or other Software problem reported by Client. Client acknowledges that Vignette's ability to provide satisfactory Maintenance is dependent on Vignette's having the information necessary to replicate Software problems. Client acknowledges that all Updates provided by Vignette will be cumulative in nature, and therefore Client agrees to promptly install all Updates provided by Vignette.

    c. Upon expiration of the Initial Maintenance Period, Maintenance shall automatically renew for successive annual periods (each an "Annual Maintenance Period"), provided (i) Vignette continues to offer Maintenance for the relevant Program(s) to its general client base; (ii) Client pays the Maintenance fees applicable for the relevant Annual Maintenance Period, and
(iii) Client does not terminate Maintenance by providing Vignette with at least 30 days written notice prior to the expiration of the applicable Initial or Annual Maintenance Period. Maintenance fees for the Software shall be calculated per the applicable Schedule. All Maintenance fees shall be due and payable at the beginning of the Initial Maintenance Period and each Annual Maintenance Period.

    d. Maintenance shall be provided in accordance with Vignette's then-current Maintenance policies and procedures. Vignette shall not be obligated to provide Maintenance for any software other than the Software (including all Software Updates) as delivered by Vignette to Client. Except to the extent Vignette modifies the Software pursuant to the provision of Maintenance, Vignette shall have no obligation to provide Maintenance for any Software that has been customized or modified by any party, including Vignette, or for any Custom Programs and other software.

    e. Vignette shall provide consulting and training services agreed to by the parties (each an "Assignment") under the terms of this Agreement agreed to by the parties and specified on a Schedule or an Assignment of Work. All Assignments shall be billed on a time and materials basis at Vignette's then-current consulting rates unless otherwise agreed in writing by the parties. Vignette shall have the right to use third parties in performance of Assignments hereunder and, for purposes of this Agreement, all references to Vignette or its employees shall be deemed to include such third parties, provided, however, that for one year after Effective Date, Vignette agrees that at least 50% of the personnel assigned pursuant to each Assignment shall be Vignette employees. Client shall provide Vignette access to its equipment, systems and other facilities to the extent reasonably required by Vignette for the performance of Assignments hereunder.

    f. The parties agree to enter into an escrow agreement in the form attached hereto as Exhibit B within 30 days after the execution of this Agreement.

5.  CONFIDENTIALITY

    a. Any business, operational or technical information provided to Client by Vignette hereunder that is marked or otherwise identified as confidential or proprietary, the Software and Documentation and other deliverables furnished by Vignette (including, but not limited to the oral and visual information relating thereto and provided in Vignette's training classes, seminars, and publications), and the terms of and pricing under this Agreement (collectively Vignette's "Proprietary Information") contain valuable and confidential information that is proprietary to Vignette and to third parties from whom Vignette has obtained marketing rights (the "Third Party Licensors"), and which includes and constitutes trade secrets and unpublished copyrighted material of Vignette and the Third Party Licensors. Nothing in this Agreement shall be construed to convey any title or ownership rights to the Software and Documentation or Proprietary Information to Client. Client shall not sublicense, rent, assign, transfer or disclose the Proprietary Information to any third party and shall not reproduce, perform, display, prepare derivative works of, or distribute the Proprietary Information except as expressly permitted in this Agreement. Client shall not disclose the results of any benchmark tests of the Software to any third party without Vignette's prior written approval. Client shall make commercially reasonable efforts to prevent the theft of any Proprietary Information and/or the disclosure, copying, reproduction, performance, display, distribution and preparation of derivative works of the Proprietary Information except as expressly authorized herein.

    b. Vignette agrees to maintain the confidentiality of business, operational and other information provided by Client to Vignette hereunder, provided such information is marked or otherwise identified by Client as confidential or proprietary (also referred to herein as "Proprietary Information").

    c. Both parties agree to restrict access to the Proprietary Information of the other only to employees who (i) require access in the course of their assigned duties and responsibilities, and (ii) have agreed in writing to be bound by provisions no less restrictive than those set forth in this Section 5.

    d. The confidentiality obligations of the parties regarding the Proprietary Information of the other shall not apply to any material or information that (i) is or becomes a part of the public domain through no act or omission by the receiving party, (ii) is independently developed by employees of the receiving party without use or reference to the Proprietary Information of the other party, (iii) is disclosed to the receiving party by a third party that, to the receiving party's knowledge, was not bound by a confidentiality obligation to the other party, or (iv) is demanded by a lawful order from any court or any body empowered to issue such an order. Each party agrees to notify the other promptly of the receipt of any such order, and to provide the other with a copy of such order.

6.  TERM AND TERMINATION

    a. This Agreement shall continue in force and effect perpetually unless terminated pursuant to its provisions.

    b. This Agreement, any Assignment of Work, and/or any license granted hereunder may be terminated in accordance with the following:

        i. Vignette may terminate this Agreement, any Assignment of Work and/or any licenses granted herein:

        A. upon 30 calendar days notice if Client uses, transfers or discloses any of the Software and Documentation or other Proprietary Information, or any copy or modification thereof, in violation of this Agreement, unless Client has fully cured such breach within such 30 day period;

        B. upon 30 calendar days written notice if Client has breached any other material provision of this Agreement, and such breach is not fully cured within such 30 day period.

        ii. Client may terminate this Agreement, any Assignment of Work or any ongoing service (such as Maintenance service) on 30 calendar days written notice if Vignette has breached any material provision of this Agreement and such breach is not fully cured within such 30 day period.

    c. Upon termination of any license(s) granted herein, Client's right to use and/or possess the affected Software and Documentation and other related Proprietary Information shall immediately cease. Client shall immediately stop using all such Proprietary Information (including Software and Documentation) and shall return all copies to Vignette, except that Client may instead choose to delete all installed copies off of any and all magnetic storage media possessed by Client. Client shall provide Vignette with written certification signed by an officer of Client, that all copies of the Software and Documentation have been returned or destroyed and that no copies have been retained by Client for any purpose whatsoever.

    d. Termination of this Agreement, any Assignment of Work or any license granted hereunder shall not limit either party from pursuing other remedies available to it, including injunctive relief.

7.  WARRANTIES

    a. Vignette warrants that for the first 60 days following delivery of the Software to Client (the "Warranty Period"), (i) the Software as delivered will perform substantially in conformance with the applicable Documentation, and (ii) that the magnetic media on which the Software are distributed and the Documentation are free from defects in materials and workmanship. Vignette does not warrant that the Software will operate in combinations except as specified in the Documentation. Notwithstanding any other provision of this Agreement, Vignette and Client acknowledge that Client's use of the Programs or other deliverables provided hereunder may not be uninterrupted or error-free.

    b. Vignette warrants that its training and consulting services provided hereunder shall be performed consistent with generally accepted industry standards. This warranty shall be valid for 60 days from the date of performance of the relevant service.

    c. Vignette warrants to Client that Vignette has the right to enter into this Agreement and to grant the rights and licenses herein and, that to the best of Vignette's knowledge, the Software and Documentation does not infringe any patent or copyright or violate any other proprietary rights of a third party.

    d. Provided that all date data provided to the Software is in full 4 digit year format, Vignette warrants that the Software as delivered to Client by Vignette: (i) have been designed to be Year 2000 compliant, which shall include, as an illustration but not a limitation, date data century recognition, and calculations that accommodate same and multi-century formulae and date values; (ii) operates or will operate during the Warranty Period and any Maintenance Period in accordance with the Documentation prior to, during and after the calendar year 2000 AD; and (iii) during the Warranty Period and any Maintenance Period shall not end abnormally or provide invalid or incorrect results as a result of date data, specifically including date data which represents different centuries or more than one century. Vignette does not warrant century date compliance for third party software that is or may be used in conjunction with the Software, including database and operating systems vendors, and Vignette is not responsible for any non-compliance to the extent caused by hardware, third party software or applications and content developed with or operating with the Software as delivered. Client is solely responsible for all system integration and testing of the Programs in a fully Year 2000-compliant operating environment, including all hardware, systems software, databases, network environment, and other interoperating components.

    e. Vignette warrants that it will use commercially reasonable efforts to ensure the Programs as delivered by Vignette do not contain viruses, worms, Trojan horses or other unintended malicious or destructive code ("Malicious Code"). If Malicious Code is discovered in a Program as delivered by Vignette, Vignette shall provide Client with a clean copy that does not contain such Malicious Code within 30 days following Client's notice to Vignette of the presence of such Malicious Code in the Software as delivered by Vignette. However, Client is hereby notified that the Software may contain time-out devices, counter devices, and/or other devices intended to ensure the limits of a particular license will not be exceeded ("Limiting Devices"). If the Software does contain Limiting Devices, Vignette shall ensure that Client receives any codes or other materials necessary to use the Software to the limits of Client's license.

    f. EXCEPT AS EXPLICITLY STATED IN THIS AGREEMENT, VIGNETTE MAKES NO OTHER WARRANTIES, EXPRESS OR IMPLIED, INCLUDING THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE.

8.  VIGNETTE INDEMNITIES

    a. Vignette will indemnify and hold Client harmless from all actual liabilities, damages and losses incurred by Client (including all costs and expenses, including attorneys' fees) to the extent arising out of any legal action based on any claim by a third party that the Programs as delivered by Vignette to Client infringes a copyright, patent, trade secret, or other proprietary right of a third party. Vignette's obligations hereunder are subject to the following conditions:

        i. Client must notify Vignette in writing promptly after Client becomes aware of a claim or the possibility thereof; and

        ii. Client must grant Vignette the sole control of the settlement, compromise, negotiation, and defense of any such action; and

        iii. Client must provide Vignette with all information related to the action that is reasonably requested by Vignette; and

        iv. Vignette may, at its option, (A) obtain the right for Client to continue using the Program; or (B) replace or modify the Program so it is no longer infringing, or (C) terminate the applicable license(s) and remove the Program. If Vignette so terminates the applicable license(s) and removes Program, Vignette shall refund to Client a pro-rata portion of the license fees paid for such license(s) based on straight-line depreciation over a 60 month period following the relevant delivery date(s).

    b. The foregoing indemnity shall not apply to any infringement claim to the extent arising from (i) Program that has been modified by anyone other than Vignette; and/or (ii) Client's use of the Program in conjunction with Client data where use with such data gave rise to the infringement claim; and/or or (iii) Client's use of the Program with other software or hardware, where use with such other software or hardware gave rise to the infringement claim.

    c. Vignette will indemnify and hold Client harmless from all actual liabilities, damages and losses incurred by Client arising out of any legal action based on any claim of wrongful death, bodily injury or physical destruction of tangible property to the extent resulting from any acts or omissions of Vignette in the performance of its duties hereunder. The indemnity specified in this subsection is subject to the conditions specified in subsections (a)(i)-(iii) above.

    d. Vignette shall not be liable hereunder for any settlement made by Client without Vignette's advance written approval or for any award from any action in which Vignette was not granted control of the defense.

    e. The parties agree to cooperate in good faith in the defense of any legal action or suit that causes one party to invoke an indemnity hereunder.

9.  CLIENT INDEMNITIES

    a. Client will indemnify and hold Vignette harmless from all actual liabilities, damages and losses incurred by Vignette (including all costs and expenses, including attorneys' fees) to the extent arising out of any legal action based on any claim by a third party that Vignette, due to Client's use of the Software, is liable for contributory infringement of a copyright, patent, trade secret, or other proprietary right of a third party, provided that this indemnity will not apply to any claim for which Client is entitled to indemnification under Section 8.a. above. In addition, Client shall indemnify and hold Vignette harmless from all actual liabilities, damages and losses incurred by Vignette

(including all costs and expenses, including attorneys' fees) to the extent arising out of any legal action based on any claim by a third party that Vignette, due to Client's use of the Software is liable to a third party in tort or under statutory liability for defamation, invasion of privacy, or similar theories of law. Client's obligations hereunder are subject to the following conditions:

        i. Vignette must notify Client in writing promptly after Vignette becomes aware of a claim or the possibility thereof; and

        ii. Vignette must grant Client the sole control of the settlement, compromise, negotiation, and defense of any such action; and

        iii. Vignette must provide Client with all information related to the action that is reasonably requested by Client.

    b. Client will indemnify and hold Vignette harmless from all actual liabilities, damages and losses incurred by Vignette arising out of any legal action based on any claim of wrongful death, bodily injury or physical destruction of tangible property to the extent resulting from any acts or omissions of Client hereunder. The indemnity specified in this subsection is subject to the conditions specified in subsections (a)(i)-(iii) above.

    c. Client shall not be liable hereunder for any settlement made by Vignette without Client's advance written approval or for any award from any action in which Client was not granted control of the defense.

    d. The parties agree to cooperate in good faith in the defense of any legal action or suit that causes one party to invoke an indemnity hereunder.

10. LIMITATIONS OF LIABILITY

    a.  EXCEPT TO THE EXTENT LIABILITY ARISES UNDER THE INDEMNITY PROVIDED
IN SECTION 8 ABOVE, NOTWITHSTANDING THE FORM (E.G., CONTRACT, TORT (INCLUDING NEGLIGENCE), STATUTORY LIABILITY OR OTHERWISE) IN WHICH ANY LEGAL OR EQUITABLE ACTION MAY BE BROUGHT AGAINST VIGNETTE, VIGNETTE SHALL IN NO EVENT BE LIABLE HEREUNDER FOR DAMAGES THAT EXCEED THE FEES PAID BY CLIENT FOR THE SPECIFIC LICENSE(S) AND/OR SPECIFIC SERVICE(S) THAT GAVE RISE TO SUCH DAMAGES OR $1,000,000, WHICHEVER IS LESS. IN NO EVENT SHALL VIGNETTE BE LIABLE FOR ANY EXEMPLARY OR PUNITIVE DAMAGES, OR FOR ANY INDIRECT OR CONSEQUENTIAL DAMAGES, INCLUDING THOSE FOR BUSINESS INTERRUPTION OR LOSS OF PROFITS, EVEN IF
VIGNETTE HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

    b. EXCEPT FOR CLIENT'S BREACH OF ITS CONFIDENTIALITY OBLIGATIONS, PAYMENT OBLIGATIONS OR SECTION 1.b HEREUNDER, OR TO THE EXTENT LIABILITY ARISES UNDER THE INDEMNITY PROVIDED IN SECTION 9 ABOVE, OR DUE TO INFRINGEMENT OR MISAPPROPRIATION OF VIGNETTE'S PROPRIETARY RIGHTS, NOTWITHSTANDING THE FORM (E.G., CONTRACT, TORT (INCLUDING NEGLIGENCE), STATUTORY LIABILITY OR OTHERWISE) IN WHICH ANY LEGAL OR EQUITABLE ACTION MAY BE BROUGHT AGAINST CLIENT, CLIENT SHALL IN NO EVENT BE LIABLE HEREUNDER FOR DAMAGES THAT EXCEED THE FEES PAID BY CLIENT UNDER THIS AGREEMENT OR $1,000,000, WHICHEVER IS LESS. EXCEPT TO THE EXTENT LIABILITY ARISES FROM THE INDEMNITIES SPECIFIED IN SECTION 9 ABOVE, AND TO THE EXTENT LIABILITY ARISES DUE TO CLIENT'S INFRINGEMENT OF VIGNETTE'S PROPRIETARY RIGHTS, IN NO EVENT SHALL CLIENT BE LIABLE FOR ANY EXEMPLARY OR PUNITIVE DAMAGES, OR FOR ANY INDIRECT OR CONSEQUENTIAL DAMAGES, INCLUDING THOSE FOR BUSINESS INTERRUPTION OR LOSS OF PROFITS, EVEN IF CLIENT HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

    c. The provisions of this Agreement allocate the risks between Client and Vignette. Vignette's pricing reflects this allocation of risk and the limitations of liability specified herein.

11. MISCELLANEOUS

    a. In the event any action, including arbitration, is brought to enforce any provision of this Agreement or any Schedule or to declare a breach of this Agreement, the prevailing party shall be entitled to recover, in addition to any other amounts awarded, reasonable legal and other related costs and expenses, including attorney's fees, incurred thereby.

    b. Client shall comply with all then current export and import laws and regulations of the United States and such other governments as are applicable when distributing the Software and Documentation. Client hereby certifies that it will not directly or indirectly, export, re-export, or transship the Software and Documentation or related information, media, or products in violation of United States laws and regulations.

    c. Except for actions for preliminary injunctive relief and actions to enforce the decisions of the arbitrators, all disputes arising out of or related to this Agreement, including the scope, the construction or application of this Agreement, shall be resolved by arbitration in accordance with the commercial arbitration rules of the American Arbitration Association then in force. The arbitration hearings and all meetings pursuant to this section shall be held in Austin, Texas, and shall be conducted in English. If the parties cannot agree upon a single arbitrator within 15 days after demand by either of them, each party shall select one arbitrator knowledgeable of the computer service industry and notify the other of its selection, and such two arbitrators shall select a third. The arbitrator(s) shall conduct a hearing within 30 days after their selection. A majority of the arbitrators shall determine the decision/award, which shall be rendered within five days after the completion of the hearing. The decision of the arbitrator(s) shall be final and binding upon the parties both as to law and to fact, and shall not be appealable to any court in any jurisdiction. The expenses of the arbitrators shall be shared equally by the parties. Nothing in any indemnification provision hereunder shall be construed as having any bearing on the award of attorneys fees under this Section. The provisions for integration contained in this Agreement shall also apply to the admissibility of evidence in any dispute subject to arbitration.

    d. Client may not assign this Agreement or any license created hereunder whether by operation of law, change of control, or in any other manner, without the prior written consent of Vignette, which consent shall not be unreasonably withheld. Notwithstanding the foregoing, Client may assign this Agreement to any Affiliate of Client, provided that (i) the assignee agrees in writing to be bound by the terms and conditions of this Agreement,
(ii) neither Client nor the assignee are in default hereunder, (iii) the assignee is not a competitor of Vignette, and (iv) Client agrees to remain liable for any breach of this Agreement by the assignee. ("Affiliate" of a party shall mean such party's parent corporation, an entity under the control of such party's parent corporation at any tier, or an entity controlled by such party at any tier. "Control" shall mean the power to direct or cause the direction of the management and policies of the entity through the ownership of more than 50% of the outstanding voting interests in such entity.) In addition, client may assign this Agreement to any person or entity that acquires substantially all of the outstanding voting interests in Client or substantially all of Client's assets, provided that such person or entity is not a direct competitor of Vignette.

    e. Vignette is an independent contractor and nothing in this Agreement shall be deemed to make Vignette an agent, employee, partner or joint venturer of Client. Vignette shall have no authority to bind, commit, or otherwise obligate Client in any manner whatsoever.

    f. During the term of this Agreement and for six months thereafter, each party agrees not to solicit or to offer employment to any employees of the other without the other party's prior written consent.

    g. Any notice required under this Agreement shall be given in writing and shall be deemed effective upon mailing by first class mail, properly addressed and postage prepaid, or delivery by courier service to the address specified on the face page hereof or to such other address as the parties may designate in writing. Any notice to Client shall be sent to the attention of Client's CEO and CFO. Any notice sent to Vignette shall be sent to the attention of Vignette's Legal Counsel.

    h. If any portion of this Agreement is determined to be or becomes unenforceable or illegal, such portion shall be deemed eliminated and the remainder of this Agreement shall remain in effect in accordance with its terms as modified by such deletion. This Agreement shall be governed by and interpreted in accordance with the laws of the State of Texas, excluding its choice of law rules.

    i. Definitions set forth in any part of this Agreement shall apply to all parts of this Agreement. In the event of a conflict between the terms of different parts of this Agreement, the following order of priority shall apply: first, the relevant Schedule(s); second, the relevant Assignment(s) of Work; third the Exhibits; and fourth, the Assignment Form.

    j. For any on-site services requested by Client, Client agrees to reimburse Vignette for its actual, reasonable travel and other out-of-pocket expenses incurred.

    k. Client shall permit Vignette by any reasonable and appropriate means to verify that Client has complied with the provisions of Section I (License Grant and Ownership), 5 (Confidentiality) and 6 (Termination), and Client agrees to cooperate fully with such a verification. Verification shall be at Vignette's expense unless Client is in material breach of this Agreement. All such verifications shall take place upon not less than five business days notice to Client, during Client's regular business hours and will be conducted in a manner designed to minimize any impact on client normal business operations. Vignette shall be entitled, in additional to its other legal remedies, to obtain injunctive relief to enforce the terms of Sections 1, 2, 5 and 6.

    l.   The following terms and conditions will survive termination:
Sections 1(b)-(d), 2, 5, 6(c), 8, 9, 10 and 11.

    m. If Client is the United States Government or any contractor thereof, all licenses granted hereunder are subject to the following: (a) for acquisition by or on behalf of civilian agencies, as necessary to obtain protection as "commercial computer software" and related documentation in accordance with the terms of this Commercial Software Agreement as specified in 48 C.F.R. 12.212 of the Federal Acquisition Regulations and its successors; (b) for acquisition by or on behalf of units of the Department of Defense ("DOD") as necessary to obtain protection as "commercial computer software" and related documentation in accordance with the terms of this Commercial computer software license as specified in 48 C.F.R. 227-7202-2 of the DOD F.A.R. Supplement and its successors.

    n. This Agreement (including the attached Schedules) constitutes the entire agreement between the parties regarding the subject matter hereof and supersedes all proposals and prior discussions and writings between the parties with respect thereto. The parties agree that this Agreement cannot be altered, amended or modified, except in writing that is signed by an authorized representative of both parties. It is expressly agreed that the terms of any Client purchase order or other ordering document shall be without force and effect, unless Vignette has also executed such purchase order or other ordering document. This Agreement shall also supersede all terms of any unsigned or "shrinkwrap" license included in any package, media or electronic version of software licensed under a Schedule, provided that the use limitations contained in an unsigned ordering document shall be effective for the specified licenses.

                   STORYSERVER-TM- SOFTWARE SCHEDULE

LICENSE SCHEDULE. This Schedule supplements and amends the Corporate Master Agreement or the End User License Agreement, as applicable (the "Agreement"), by and between Vignette Corporation ("Vignette") and the party identified below ("Client") to license the Software and Documentation and purchase the services specified herein and to incorporate the additional terms set forth below. If the parties have not entered into a Corporate Master Agreement, the terms of Vignette's standard End User License Agreement for the relevant Software and Documentation product shall apply.

Client:  TechWave Inc.

Shipping Address:

411 First Avenue South, Suite 200
Seattle, WA 98104

Attn:  CEO and CFO



Billing Address:

411 First Avenue South, Suite 200
Seattle, WA 98104

Attn:  Accounts Payable

1. LICENSES PURCHASED:

By executing this License Schedule, Client agrees to purchase and pay for the following licenses:

----------------------------------------------------------------------------------------------------------------
Product            Product Code                  Product Description                Fee        Qty       Total
----------------------------------------------------------------------------------------------------------------
LIVE              SS-DEPARTMENT        Fee for use of one copy of StoryServer     $50,000       6       $300,000
APPLICATION                            software with a Departmental
SERVER LICENSE                         hardware server.

DEVELOPMENT       SS4-DEVELOPMENT      Fee for use of one copy of StoryServer     $25,000       1        $25,000
APPLICATION                            software for application development
SERVER LICENSE                         purposes - does not depend on type of
                                       hardware used.

PAGE VIEW         PAGE VIEWS-100k      License allows serving of up to            Included      1       Included
LICENSE                                100,000 peak Page Views in a
                                       calendar day.

PAGE VIEW         PAGE VIEWS-1M        License allows serving of up to            $100,000      1       $100,000
LICENSE                                1,000,000 peak Page Views in a
                                       calendar day.

SITE-TO-SITE      VSS                  License for the Site-to-Site Server.        $50,000      1            N/C
SERVER (VSS)

TEMPLATE          SS-DEVELOPER-5       Allows five named users to use the          $25,000      1        $25,000
DEVELOPER                              StoryServer Template Editor functions
LICENSE
----------------------------------------------------------------------------------------------------------------


----------------------------------------------------------------------------------------------------------------
DOCUMENTATION     SS-DOCUMENT-1        License to receive and use one copy of         $100      1            N/C
LICENSE                                StoryServer 4 preprinted
                                       documentation.
----------------------------------------------------------------------------------------------------------------

    LICENSE FEE SUBTOTAL:                                                                               $450,000
                                                                                                       ---------
    Discount (30%):                                                                                    ($135,000)
                                                                                                       ---------

    TOTAL LICENSE FEES DUE UNDER THIS SCHEDULE:                                                          $315,000
                                                                                                       ---------

2.  SERVICES PURCHASED.

By executing this License Schedule, Client agrees to purchase the services listed below:

----------------------------------------------------------------------------------------------------------------
UPDATES AND       SS-SM                Includes web-based electronic              18% of list   1       $56,700
WEB-BASED                              technical support and all product                price
SUPPORT                                Updates for one year from date of
                                       delivery of Software and
                                       Documentation.

PHONE SUPPORT     SS-TS-1              Allows one named user telephone-                $6,000   1        $6,000
                                       based support for the licenses
                                       purchased under this Schedule,
                                       Monday through Friday, 10 hours per
                                       day. Requires SS-SM to be purchased
                                       as well.

TRAINING          SS-SD-CLASS          Basic Site Development - per person -           $1,800   2        $3,600
                                       3 days

CONSULTING                             "Quick Start" preliminary consulting           $10,000   1       $10,000
SERVICES                               and mentoring services by one
                                       Consultant - per 5 day week, plus +
                                       Travel and Expenses
----------------------------------------------------------------------------------------------------------------

    MAINTENANCE AND OTHER FEES DUE UNDER THIS SCHEDULE                                                  $ 76,300
                                                                                                       ---------

Annual Maintenance fees are equal to 18% of the then-current list price for all licenses listed above.

TOTAL FEES DUE UNDER THIS SCHEDULE                                                                      $391,300
                                                                                                       ---------

3. Functional Area Restrictions. The Software is comprise of three primary functional areas: Live Server, Development Server and Template Developer. Each functional area is separately licensed by Vignette, and Client is restricted to suing only the functionality that Client has specifically licensed.

    a. Live Application Server License. A Liver Server is a server used to host web sites. A Live Application Server License grants Client the right to use the software in production only to dynamically generate web pages based on the Software's templates and content controlled by Client to be published through Client's Live Content Application Server for one or more Internet, intranet or extranet sites controlled by Client (collectively, "Client Web Sites"). The foregoing sentence shall be interpreted to permit Client to serve web pages on a Client Web Site that third parties frame into web sites owned and/or controlled by such third parties. A Live Application Server License does not grant Client the right to use the Software for development and/or testing of applications and/or web sites or to use the other functions of the Software.

    b. Development Application Server License. A Development Application Server is a server that is not used to host a web site, but is used for development and/or testing purposes. A Development Application Server license grants Client the right to use the Software only to dynamically generate web pages based on the Software's templates and content wholly controlled by Client. However, the Development Application Server License does not grant Client the right to publish such content and/or templates through Client's Live Content Application Server for any Internet, intranet or extranet sites. In addition, in order to use the features and functions of the Development Application Server license, Client must purchase a Template Developer License.

    c. Template Developer License. A Template Developer License grants Client the right to permit the maximum number of authorized users specified on the applicable Schedule to create or modify templates for use with the Software. This license does not permit Client to use any functions of the Software other than the Template Developer functions.

4. Server Type Restrictions. The Software also is licensed by server type. If the price schedule above specifies a particular server type (Entry Level, Departmental or Enterprise), Client is restricted to using the Software on the server types specified, as they are defined in Vignette's then-current Server Type List (available on request).

5.  Page View Restrictions:

    a. The Software also is licensed with Page View restrictions. If Page View limits are included in the license terms specified above, Client may use the relevant license(s) only within the bounds of the Page Views specified (the Allowable Page Views) for such license. The license granted allows serving of up to the Allowable Page Views per day across all servers on which a copy of StoryServer software licensed with a page view restriction is installed. The highest number of page views purchased with this or any prior or subsequent license will govern all licenses purchased with Page View restrictions.

    b. Client shall monitor its Page Views on each of its servers each calendar day. If Client exceeds the specified Page Views for all StoryServer software-served sites, Client shall notify Vignette of such fact in writing within 10 calendar days. By exceeding the Allowable Page Views in any defined time limit for any particular license, Client shall, as of the date such Allowable Page Views were exceeded, be deemed to have purchased a Page View License Extension for such license and shall be obligated to pay for such Page View License Extension. (A Page View License Extension is a license to serve the number of Allowable Page Views for the appropriate increment of Allowable Page Views specified above.) Unless otherwise specified, such purchase of a Page View License Extension shall be at Vignette's then-current list price for such License Extensions.

    c. A "Page View" is defined as a Request (via HTTP GET, HTTP POST or successor methods) for an Object of mime-type text or html. A "Request" is a message sent over TCP/IP using the HTTP (or successor) protocol to ask for delivery of an Object from a web server. An "Object" is any element on a web server's file system that can be Requested.

6. Unless otherwise specified, terms defined in this Schedule apply throughout this Agreement. All applicable license terms and restrictions specified above are cumulative and apply to all applicable licenses purchased pursuant to this Schedule unless otherwise specified. If a fixed fee for Maintenance is specified above, Vignette may raise such fixed fee by no more than 10% per year for the duration of Maintenance service.

7.  Other Special Terms and Conditions.

    a. The pricing and other consideration reflected in this Schedule are contingent upon Client's execution of this Schedule by 6:00pm Central Time on February 12, 1999.

    b. Vignette may refer potential new customers to Client as a reference for the Software and Vignette, and Client agrees to respond reasonably to all such reference contacts.

    c. Special Payment Terms: Client shall pay to Vignette the discounted license fee of $35,000 for one Departmental Live Application Server License and the discounted license fee of $17,500 for one Development Application Server License upon execution of this Schedule. The remaining fees due under this Schedule shall be due on March 31, 1999. Applicable sales tax shall be added to each payment due hereunder.

    d. Vignette acknowledges that Client is in the business of providing web sites ("Customer Web Sites") for small businesses that sell products and services over such web sites (the "Client Customers"). Client may use the Software licensed under this Schedule to host such Customer Web Sites for the Client Customers.

    e. The parties acknowledge that Client may need to disclose certain portions of the Documentation to the Client Customers to allow the Client Customers to use the Customer Web Sites. Client and Vignette agree to work in good faith to determine which portions of the Documentation may be released to the Client Customers. Vignette agrees not to unreasonably withhold its approval of such release.


Agreed to by:


VIGNETTE CORPORATION                   TECHWAVE INC.


By  /s/ Robert Robinson                By  /s/ Othniel Palomino
  --------------------------------       ---------------------------------
(Signature)                            (Signature)


        Robert Robinson                      Othniel D. Palomino
----------------------------------     -----------------------------------
(Name Typed or Printed)                (Name Typed or Printed)


        Legal Counsel                               EVP
----------------------------------     -----------------------------------
(Title)                                (Title)


         2/12/99                                  2/12/99
----------------------------------     -----------------------------------
(Date)                                 (Date)